Registration Statement File No. 333-276468

United States
Securities And Exchange Commission
Washington, D.C. 20549
Form S-3/A
Registration Statement
Under The Securities Act Of 1933
Pre-Effective Amendment No. 1
Brighthouse Life Insurance Company
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)
06-0566090
(I.R.S. Employer Identification Number)
11225 North Community House Road, Charlotte, NC 28277
(980) 365-7100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brighthouse Life Insurance Company
c/o The Corporation Trust Company
1209 Orange Street
Corporation Trust Center
New Castle County
Wilmington, DE 19801

(302) 658-7581
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
W. Thomas Conner
Carlton Fields
1025 Thomas Jefferson St., N.W.
Suite 400 West
Washington, DC 20007-5208
As Soon as Practicable Following the Effectiveness of the Registration Statement
(Approximate date of commencement of proposed sale to the public)
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Brighthouse Life Insurance Company
Registered Fixed Account Option
For Use With Annuity Contracts
The Registered Fixed Account Option described in this prospectus is available only in conjunction with certain group variable annuity Contracts (the “Contracts” and/or “Certificates”) issued by Brighthouse Life Insurance Company (the “Company”) and funded by Brighthouse Separate Account QPN for Variable Annuities (“Separate Account QPN”) or Brighthouse Separate Account Eleven for Variable Annuities (“Separate Account Eleven”). The Company no longer actively offers the Contracts to new purchasers; however, Contract Owners may be able to make additional Purchase Payments and enroll new Participants in Plans funded by the Contracts. The Company may, in the future, offer the Registered Fixed Account Option to additional Contracts funded through other separate accounts. The specific features of the Contract and the relevant Separate Account are disclosed in greater detail in the related Contract prospectuses. Where permitted by state law, We reserve the right under Brighthouse Retirement Account Contracts (with 30 days advance written notice) and Gold Track Select Contracts to restrict Purchase Payments into the Registered Fixed Account Option or transfers from the Separate Account Options into the Registered Fixed Account Option whenever the credited interest rate is equal to the minimum Guaranteed Interest Rate specified in Your Contract.  We will provide advance written notice if this restriction is subsequently lifted.
The group annuity Contracts may be issued to Contract Owners on an unallocated or allocated basis. Under an unallocated Contract, Cash Value records are kept for a Plan or group as a whole. Under an allocated Contract, Cash Value records are kept for You as an individual.
This prospectus explains:
•
the Registered Fixed Account Option
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Brighthouse Life Insurance Company — RISK (SEE PAGE 6)
•
the interest rates
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transfers to and from the Registered Fixed Account Option
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surrenders
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Market Value Adjustment
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other aspects of the Registered Fixed Account Option
Your Contract is issued by the Company which is located at 11225 North Community House Road, Charlotte, NC 28277. The telephone number is (833) 208-3018. Brighthouse Securities, LLC, 11225 North Community House Road, Charlotte, NC 28277, is the principal underwriter and distributor of the Contracts.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved these securities or the adequacy of this prospectus. Any representation to the contrary is a criminal offense.
Mutual funds, annuities and insurance products are not deposits of any bank, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.
Prospectus dated April 29, 2024

Special Terms

In this prospectus, the following terms have the indicated meanings:
Accumulation Period — The period before the commencement of Annuity Payments.
Annuitant — A person on whose life the Maturity Date depends and Annuity Payments are made.
Annuity Payments — A series of periodic payments (a) for life; (b) for life with a minimum number of payments; (c) for the joint lifetime of the Annuitant and another person, and thereafter during the lifetime of the survivor; or (d) for a fixed period.
Annuity Period — The period during which Annuity Payments are made.
Beneficiary (ies) — The person(s) or trustee designated to receive any remaining contractual benefits in the event of a Participant’s, Annuitant’s or Contract Owner’s death, as applicable.
Cash Surrender Value — The Cash Value less any amounts deducted upon a withdrawal or surrender, outstanding loans, if available under the Contract, any applicable Premium Taxes or other surrender charges not previously deducted.
Cash Value — The value of the accumulation units in Your account (or a Participant’s Individual Account, if applicable) less any reductions for administrative charges.
Code — The Internal Revenue Code of 1986, as amended, and all related laws and regulations, which are in effect during the term of this Contract.
Company (We, Us, Our) — Brighthouse Life Insurance Company.
Competing Fund — Any investment option under the Plan, which in Our opinion, consists primarily of fixed income securities and/or money market instruments.
Contract(s) — Gold Track variable annuity, Gold Track Select variable annuity, Brighthouse Retirement Account variable annuity, Brighthouse Retirement Perspectives variable annuity, Unregistered Gold Track variable annuity, Gold Track VSP variable annuity and Brighthouse Retirement Perspectives VSP, Unallocated Group Variable Annuity.
Contract Date — The date on which the Contract is issued. For certain group Contracts, it is the date on which the Contract becomes effective, as shown on the specifications page of the Contract.
Contract Owner — The person named in the Contract (on the specifications page which may be the Participant if so authorized). For certain group Contracts, the Contract Owner is the trustee or other entity which owns the Contract.  Any reference in this prospectus to the Contract includes the underlying certificate.  Certificates are issued to Participants under group allocated Contracts.
Contract Year — A continuous twelve -month period beginning on the Contract Date and each anniversary thereof. Contract Year also means certificate year.
Declared Interest Rate(s) — One or more rates of interest which may be declared by the Company. Such rates will never be less than the Guaranteed Interest Rate stated in the Contract and may apply to some or all of the values under the Registered Fixed Account Option for periods of time determined by the Company.
ERISA — The Employee Retirement Income Security Act of 1974, as amended, and all related laws and regulations which are in effect during the term of this Contract.
General Account — Comprised of the Company’s assets, other than assets in its Separate Account and any other separate accounts it may maintain.
Good Order — A request or transaction generally is considered in “Good Order” if it complies with Our administrative procedures and the required information is complete and accurate. A request or transaction may be rejected or delayed if not in Good Order. Good Order generally means the actual receipt by Us of the instructions relating to the requested transaction in writing (or, when permitted, by telephone or Internet) along with all forms, information and supporting legal documentation necessary to effect the transaction. This information and documentation generally includes to the extent applicable to the transaction: Your completed application; Your Contract number; the transaction amount (in dollars or percentage terms); the names and allocations to and/or from any applicable funding options affected by the requested transaction; the signatures of all Contract Owners (exactly as indicated on the Contract), if necessary; Social Security Number or Tax I.D.; and any other information or supporting documentation that We may require, including any spousal or Joint Owner’s consents. With respect to Purchase Payments, Good Order also generally includes receipt by Us of sufficient funds to effect the purchase. We may, in Our sole discretion, determine whether any particular transaction request is in Good Order, and We reserve the right to change or waive any Good Order requirement at any time. If You have any questions, You should contact Us or Your financial representative (where applicable) before submitting the form or request.
Guarantee Period — The period through the end of the first calendar year during which the Contract was purchased and successive 12-month periods thereafter during which a Guaranteed Interest Rate is credited.
Guaranteed Interest Rate — The annual effective interest rate credited during the Guarantee Period.
Home Office — The principal executive offices of Brighthouse Life Insurance Company located at 11225 North Community House Road, Charlotte, NC 28277, or any other office that We may designate for the purpose of administering this Contract. For instructions on how to submit requests, elections, and inquiries, please see "Contract Owner Requests, Elections, and Inquiries."
Market Adjusted Value — The value of funds held in the Registered Fixed Account Option increased or decreased by the Market Value Adjustment.
Market Value Adjustment — The Market Value Adjustment reflects the relationship, at the time of surrender, between the rate of interest credited to funds on deposit under the Registered Fixed Account Option at the time of discontinuance to the rate of interest credited on new deposits at the time of discontinuance.
Maturity Date — The date on which the Annuity Payments are to begin.
Participant — An eligible person who is a member in a tax qualified Plan under Sections 401, 403(b) or 457 of the Code, or a nonqualified deferred compensation Plan.
Participant’s Individual Account — An account to which amounts are credited to a Participant or Beneficiary under the Contract.
Plan — The Plan or the arrangement used in a retirement Plan or program whereby the Purchase Payments and any gains are intended to qualify under Sections 401, 403(b) or 457 of the Code.
Plan Administrator — The corporation or other entity so specified on the application or purchase order. If none is specified, the Plan Trustee is the Plan Administrator.
Plan Termination — Termination of Your Plan, including partial Plan Termination, as determined by Us.
Plan Trustee — The trustee specified in the Contract specifications.
Premium Tax — The amount of tax, if any, charged by the state or municipality. Generally, We will deduct any applicable Premium Tax from the Cash Value either upon surrender, annuitization, death, or at the time a Purchase Payment is made, but no earlier than when We have the liability under state law.
Purchase Payments — The premium payments applied to the Contract.
Separate Account — Brighthouse Separate Account QPN for Variable Annuities (“Separate Account QPN”) or Brighthouse Separate Account Eleven for Variable Annuities (“Separate Account Eleven”).
Separate Account Option — A funding option available under Your Contract, the value of which varies with the investment experience of the underlying mutual fund.
Written Request — Written instructions or information sent to Us in a form and content satisfactory to Us and received in Good Order at Our Home Office.
You, Your — In this prospectus, depending on the context, "You" is the owner of the Contract or the Participant or Annuitant for whom money is invested under certain group arrangements.  In cases where We are referring to giving instructions or making payments to Us for qualified Contracts or Contracts used in connection with non-qualified deferred compensation Plans or qualified excess benefit arrangements, "You" means the trustee or employer.  Under certain group arrangements where the Participant or Annuitant is permitted to choose among Separate Account Options, "You" means the Participant or Annuitant who is giving Us instructions about the Separate Account Options.  In connection with a Plan Termination, as of the date of the Contract or cash distribution under such Plan Termination, "You" means the Participant who has received such Contract or cash distribution.

Summary

This prospectus describes the Registered Fixed Account Option available as a companion Contract with variable annuity Contracts registered with the SEC of Separate Account Eleven (Gold Track, Gold Track Select and Brighthouse Retirement Account Contracts), and Separate Account QPN (Brighthouse Retirement Perspectives, Unregistered Gold Track, Gold Track VSP and Brighthouse Retirement Perspectives VSP (hereinafter referred to as Brighthouse Retirement Perspectives) and Unallocated Group Variable Annuity Contracts). The Contracts are used with:
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qualified pension and profit-sharing Plans
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tax-deferred annuity Plans (for public school teachers and employees and employees of certain other tax-exempt and qualifying employers)
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deferred compensation Plans of state and local governments and nonqualified deferred compensation Plans
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individual retirement accounts
Brighthouse Life Insurance Company (“We” or the “Company”) issues the Contracts. Purchase Payments made under the Contracts and directed to the Registered Fixed Account Option become a part of the Company’s General Account. Purchase Payments may also be allocated to one or more Separate Account Options. The variable annuity Contracts and underlying mutual funds are described in separate prospectuses. Please read all prospectuses carefully.
During the Accumulation Period, the Registered Fixed Account Option provides for Purchase Payments to be credited with an initial interest rate which is guaranteed for a 12-month period. We guarantee that the initial credited interest rate will never be less than the minimum interest rate permitted under state law. The initial interest rate will be declared quarterly for Gold Track and Gold Track Select Contracts issued in connection with Plans established under Section 401, Section 457, and certain Plans established under Section 403(b) of the Code. The initial interest rate will be declared quarterly for the Brighthouse Retirement Perspectives and Unallocated Group Variable Annuity Contracts issued in connection with Plans established under Section 401 of the Code. The initial interest rate will be declared monthly for all Brighthouse Retirement Account Contracts and for Gold Track Contracts issued in connection with combination Plans established pursuant to Sections 403(b)/401 and certain Contracts issued in connection with Section 403(b) Plans.
At the end of the Guarantee Period, a renewal interest rate will be determined by the Company. We guarantee that the renewal interest rate will never be less than the minimum interest rate permitted under state law. At the end of the initial Guarantee Period, the first renewal rate will be guaranteed to the end of the calendar year. The second and all subsequent renewal rates will be declared each January 1 thereafter, and will be guaranteed through December 31 of that year. The rates of interest credited will affect a Contract or account’s Cash Value. (See “Cash Values.”) Such rates may also be used to determine amounts payable upon termination of the Contracts. (See “Surrenders — Contract Termination.”)
In the future, the Company may decide to offer the Registered Fixed Account Option with guaranteed rates that are declared on a calendar quarter basis and applied to all Purchase Payments for the remainder of the calendar quarter. At the end of such calendar quarter, the Company will declare a new guarantee rate that will be applied to all new Purchase Payments allocated to the Registered Fixed Account Option for the following calendar quarter, as well as Purchase Payments that were previously applied to the Registered Fixed Account Option.
Generally, the Company intends to invest assets directed to the Registered Fixed Account Option in investment-grade securities. The Company has no specific formula for determining the initial interest rates or renewal interest rates. However, such a determination will generally reflect interest rates available on the types of debt instruments in which the Company intends to invest the amounts directed to the Registered Fixed Account Option. In addition, the Company’s management may also consider various other factors in determining these rates for a given period, including regulatory and tax requirements; sales commission and administrative expenses borne by the Company; general economic trends; and competitive factors. (See “Investments by the Company.”)
The Contract Owner or Participant, if so authorized, may, during the Accumulation Period, direct all or a portion of a Contract or account’s Cash Value under the Registered Fixed Account Option to one or more of the investment options of the Separate Account. No surrender charges will be deducted on such transfers. However, there are restrictions which may limit the amount that may be so directed and transfers may be deferred in certain cases. (See “Transfers from the Registered Fixed Account Option.”)

Distributions and transfers from the Registered Fixed Account Option are made on a last-in, first-out basis. We will determine the Cash Surrender Value as of the next valuation date after We receive a Written Request at Our Home Office. We reserve the right to defer payment of the Registered Fixed Account Option for up to six months from the date We receive the Written Request. If a payment is deferred for more than 30 days after We receive the request, We will pay a minimum interest rate on the amount.
When a Market Value Adjustment and Surrender Charges Apply — General

If Your Cash Value is subject to both a Market Value Adjustment and a surrender charge, the Market Value Adjustment will be applied first. A surrender charge will generally apply if You make a partial or full surrender of Your Contract. If You make a transfer from Your Contract to the Separate Account Options, Your transfer will not be subject to a surrender charge. Transfers from Your Contract to Competing Funds are prohibited. (See “Surrenders.”) A Market Value Adjustment only applies to Contract discontinuations.
The Insurance Company — Risk

Brighthouse Life Insurance Company is a Delaware stock life insurance company originally incorporated in Connecticut in 1863. The Company is licensed to conduct business in all states of the United States (except New York), and in the District of Columbia, Puerto Rico, Guam, the U.S. and British Virgin Islands and the Bahamas. The Company is an indirect wholly-owned subsidiary of, and ultimately controlled by, Brighthouse Financial, Inc. (“Brighthouse Financial”), a publicly-traded company. Brighthouse Financial, through its subsidiaries and affiliates, is one of the largest providers of annuity and life insurance products in the U.S. The Company's executive offices are located at 11225 North Community House Road, Charlotte, NC 28277.
Benefit amounts are paid from Our General Account and are subject to the financial strength and claims paying ability of the Company and Our long term ability to make such payments and are not guaranteed by Our parent company, Brighthouse Financial, or by any other party. We issue other annuity Contracts and life insurance policies where We pay all money We owe under those Contracts and policies from Our General Account. The Company’s General Account is not segregated or insulated from the claims of the Company’s creditors. The General Account consists of securities and other investments that may decline in value during periods of adverse market conditions. We are regulated as an insurance company under state law, which includes, generally, limits on the amount and type of investments in Our General Account. However, there is no guarantee that We will be able to meet Our claims paying obligations; there are risks to purchasing any insurance product.
The Company’s financial statements include a further discussion of risks inherent within the Company’s General Account investments, and the Company's reports filed with the SEC contain further information about the Company's financial condition as well as the financial and operational risks to which the Company is subject. (See “Information Incorporated by Reference.”)
You may surrender Your Contract at any time, but the Cash Value may be subject to a surrender charge and/or a Market Value Adjustment calculation that may increase or decrease the amount payable upon surrender.
Where permitted by state law, We reserve the right under Brighthouse Retirement Account Contracts (with 30 days advance written notice) and Gold Track Select Contracts to restrict Purchase Payments into the Registered Fixed Account Option or transfers from the Separate Account Options into the Registered Fixed Account Option whenever the credited interest rate is equal to the minimum Guaranteed Interest Rate specified in Your Contract. You should consider how significant the ability to make allocations or transfers to the Registered Fixed Account Option is for Your long term investment Plans, because the Registered Fixed Account Option may not be available at all times.
The Annuity Contract and Your Retirement Plan

If You participate through a retirement Plan or other group arrangement, the Contract may provide that all or some of Your rights or choices as described in this prospectus are subject to the Plan’s terms. For example, limitations on Your rights may apply to Purchase Payments, withdrawals, transfers, loans, the death benefit and pay-out options.

The Contract may provide that a Plan Administrative fee will be paid by making a withdrawal from the Contract/Certificate Cash Value. Also, the Contract may require that You or Your Beneficiary obtain a signed authorization from Your employer or Plan Administrator to exercise certain rights. We may rely on Your employer’s or Plan Administrator’s statements to Us as to the terms of the Plan or Your entitlement to any amounts. We are not a party to Your employer’s retirement Plan. We will not be responsible for determining what Your Plan says. You should consult the Contract and Plan document to see how You may be affected. If You are a Texas Optional Retirement Program Participant, please see Appendix A for specific information which applies to You.
Contract Owner Requests, Elections, and Inquiries
Please direct Your requests and elections under Your Contract, and inquiries about Your Contract, to Us as directed below.
Annuity Payments/Payment Options
•Death Claims for Contracts receiving Annuity Payments	Brighthouse Life Insurance Company P.O. Box 4364 Clinton, IA 52733-4364 Telephone: (800) 882-1292 Fax: (877) 245-8163
•General requests and elections for Contracts receiving Annuity Payments	Brighthouse Life Insurance Company P.O. Box 4363 Clinton, IA 52733-4363 Telephone: (800) 882-1292 Fax: (877) 246-8424
All other requests and elections and general inquiries	Brighthouse Life Insurance Company P.O. Box 4261 Clinton, IA 52733-4261 Telephone: (833) 208-3018 Fax: (877) 319-2495
We are not a fiduciary and do not give advice or make recommendations regarding insurance or investment products. Ask Your financial representative for guidance regarding any requests or elections and for information about Your particular investment needs. Please bear in mind that Your financial representative, or any financial firm or financial professional You consult to provide advice, is acting on Your behalf. We are not a party to any agreement between You and Your financial professional. We do not recommend and are not responsible for any securities transactions or investment strategies involving securities (including account recommendations).
Section 403(b) Plan Terminations
Upon a Section 403(b) Plan Termination, Your employer is required to distribute Your Plan benefits under the Contract to You. Your employer may permit You to receive Your distribution of Your 403(b) Plan benefit in cash or in the form of the Contract.
If You elect to receive Your full distribution in cash, the distribution is a withdrawal under the Contract and any amounts withdrawn are subject to a Market Value Adjustment and any applicable surrender charges. Outstanding loans, if available, will be satisfied (paid) from Your cash benefit prior to its distribution to You. In addition, Your cash distributions are subject to withholding, ordinary income tax and applicable federal income tax penalties. (See “Federal Tax Considerations.”) If Your employer chooses to distribute cash as the default option, Your employer may not give You the opportunity to instruct the Company to make, at a minimum, a direct transfer to another funding option or annuity Contract issued by Us or one of Our affiliates which may avoid a surrender charge. In that case, You will receive the net cash distribution, less any applicable Market Value Adjustment, surrender charge and withholding.

If You receive the distribution in the form of the Contract, We will continue to administer the Contract according to its terms. However in that case, You may not make any additional Purchase Payments or take any loans. In addition the Company will rely on You to provide certain information that would otherwise be provided to the Company by the employer or Plan Administrator. The employer may choose distribution of the Contract as the default option. The employer may not choose distribution of a Contract as a default option when that Contract is an investment vehicle for a Section 403(b) ERISA Plan.
Other Plan Terminations
Upon termination of a retirement Plan that is not a Section 403(b) Plan, Your employer is generally required to distribute Your Plan benefits under the Contract to You.
This distribution is in cash. The distribution is a withdrawal under the Contract and any amounts withdrawn are subject to a Market Value Adjustment and any applicable surrender charges. Outstanding loans, if available, will be satisfied (paid) from Your cash benefit prior to its distribution to You. In addition, Your cash distributions are subject to withholding, ordinary income tax and applicable federal income tax penalties. (See “Federal Tax Considerations.”) Surrender charges will be waived if the net distribution is made under the exceptions listed in the “Surrenders” section of this prospectus. However, Your employer may not give You the opportunity to instruct the Company to make, at a minimum, a direct transfer to another funding option or annuity Contract issued by Us or one of Our affiliates which may avoid a surrender charge. In that case, You will receive the net cash distribution, less any applicable Market Value Adjustment, surrender charge and withholding.
The Registered Fixed Account Option

The Registered Fixed Account Option is available only in conjunction with the purchase of a variable annuity Contract issued by the Company. The Contracts are available as individual or group Contracts. Participants under the Gold Track, Gold Track Select and Brighthouse Retirement Account are issued Certificates summarizing the provisions of the group Contract. Participants under Unallocated Group Variable Annuity and Brighthouse Retirement Perspectives are not issued Certificates. For convenience, We refer to both individual Contract Owners and Participants as Contract Owners. Where permitted by state law, We reserve the right to restrict Purchase Payments into the Registered Fixed Account Option under Your Brighthouse Retirement Account Contract (with 30 days advance written notice) and Gold Track Select Contracts or transfers from the Separate Account Options into the Registered Fixed Account Option whenever the credited interest rate is equal to the minimum Guaranteed Interest Rate specified under Your Contract. We will provide advance written notice if this restriction is subsequently lifted.
The Accumulation Period
Purchase Payments
During the Accumulation Period, all or a portion of Purchase Payments (less any Premium Taxes) may be allocated to the Registered Fixed Account Option. We may refuse to accept total Purchase Payments over $3,000,000.
We accept Purchase Payments made by check or cashier’s check. We do not accept cash, money orders or traveler’s checks. We reserve the right to refuse Purchase Payments made via a personal check in excess of $100,000. Purchase Payments over $100,000 may be accepted in other forms, including but not limited to, EFT/wire transfers, certified checks, corporate checks, and checks written on financial institutions. The form in which We receive a Purchase Payment may determine how soon subsequent disbursement requests may be fulfilled.
Purchase Payments — Section 403(b) Plans
Pursuant to regulations promulgated under Section 403(b) of the Code that became effective on January 1, 2009, employers must meet certain requirements in order for their employees’ annuity Contracts that fund these programs to retain a tax deferred status under Section 403(b) of the Code. Prior to these rules, transfers of one annuity Contract to another would not result in a loss of tax deferred status under Section 403(b) of the Code under certain conditions (so-called “90-24 transfers”). The regulations have the following effect regarding transfers: (1) a newly issued Contract funded by a transfer which is completed after September 24, 2007, is subject to the employer requirements referred to above; (2) additional Purchase Payments made after September 24, 2007, to a Contract that was funded by a 90-24 transfer on or before September 24, 2007, may subject the Contract to these employer requirements.

In consideration of these regulations, We have determined to only make available the Contract/Certificate for purchase (including transfers) where Your employer currently permits salary reduction contributions to be made to the Contract/Certificate.
If Your Contract/Certificate was issued previously as a result of a 90-24 transfer completed on or before September 24, 2007, and You have never made salary reduction contributions into Your Contract/Certificate, We urge You to consult with Your tax adviser prior to making additional Purchase Payments.
Declared Interest Rates of the Initial and Subsequent Renewal Periods
The Registered Fixed Account Option guarantees an initial interest rate which is guaranteed for a 12-month period. For the following Contracts We will declare initial interest rates quarterly:
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Gold Track Select Contracts issued in connection with a Plan established under Sections 401, 457 or 403(b) of the Code
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Unallocated Group Variable Annuity and Brighthouse Retirement Perspectives Contracts issued in connection with a Plan established under Section 401 of the Code
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Gold Track Contracts for Plans established under Sections 401, 457 of the Code
For the following Contracts, We will declare initial interest rates monthly:
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Brighthouse Retirement Account Contracts
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Gold Track Contracts issued in connection with a Plan established under Section 403(b) or combination Contracts under Sections 403(b)/401
At the end of the 12-month Guarantee Period, a renewal interest rate will be determined. The rate will never be less than the minimum interest rate permitted under state law (The minimum interest rate depends on the date Your Contract is issued but will not be less than 1%). At the end of the initial Guarantee Period, the first renewal rate will be guaranteed to the end of that calendar year. The second and all subsequent renewal rates will be declared each subsequent January 1 thereafter and will be guaranteed through December 31 of that year.
In the future, the Company may decide to offer the Registered Fixed Account Option with guaranteed rates that are declared on a calendar quarter basis and applied to all Purchase Payments for the remainder of the calendar quarter. At the end of such quarter and all subsequent calendar quarters, the Company will declare a new guarantee rate that will be applied to all new Purchase Payments allocated to the Registered Fixed Account Option for the following calendar quarter, as well as Purchase Payments that were previously applied to the Registered Fixed Account Option.
The Company has no specific formula for determining the rate(s) of interest that it will declare. Generally, the rates We determine will reflect interest rates available on the types of debt instruments in which We intend to invest the amounts directed to the Registered Fixed Account Option. (See “Investments by the Company.”) In addition, the Company’s management may also consider various other factors in determining interest rates for a given period, including regulatory and tax requirements; sales commission and administrative expenses borne by the Company; general economic trends; and competitive factors. The Company’s management will make the final determination as to any Declared Interest Rates and any interest in excess of the minimum interest rate allowed under state law. The Company cannot predict nor guarantee the rates of any future declared interest in excess of the minimum rate.
Cash Values
We will credit amounts held under the Registered Fixed Account Option with interest. The minimum Guaranteed Interest Rate will never be lower than the minimum rate permitted under state law (The minimum interest rate depends on the date Your Contract is issued but will not be less than 1%). Interest is credited daily. Purchase Payments (other than the initial Purchase Payment) are allocated to the Registered Fixed Account Option as of the close of the business day on which We receive the Purchase Payment at the Home Office. Therefore, Purchase Payments begin earning interest the day after We receive the Purchase Payment in Good Order.

Surrenders

General
Subject to the termination provisions described below, the Contract Owner may request a full or partial surrender of Cash Values at any time from the Registered Fixed Account Option.
We may withhold payment of Cash Surrender Value or a Participant’s loan proceeds if any portion of those proceeds would be derived from a Contract Owner’s check that has not yet cleared (i.e., that could still be dishonored by Your banking institution). We may use telephone, fax, internet or other means of communication to verify that payment from the Contract Owner’s check has been or will be collected. We will not delay payment longer than necessary for Us to verify that payment has been or will be collected. Contract Owners may avoid the possibility of delay in the disbursement of proceeds coming from a check that has not yet cleared by providing Us with a certified check.
Payment of Full or Partial Surrenders
In the event of a partial surrender from the Registered Fixed Account Option, We will pay the requested value less any applicable surrender charges. All partial surrenders will be made on a last-in, first-out basis. If an allocated account is surrendered for reasons other than Contract termination, We will pay the Cash Value, less any outstanding loan surrenders not previously deducted, less any Premium Tax, the administrative charge, and any surrender charges, as applicable. Please consult the accompanying variable annuity Contract prospectus for any applicable surrender charges.
Contract Discontinuance
If the Plan discontinues the Contract, no further Purchase Payments or transfers will be allowed from the time We receive notice. The Market Value Adjustment, if any, (calculated as of a date requested by the Plan within 60 days before the date of discontinuance) is based upon the greater of the Plan's Cash Value in the Registered Fixed Account Option on the date of discontinuance or 30 days prior to the date of discontinuance. We will apply any resulting Market Value Adjustment (positive or negative) to the Plan which will then determine any application to Participants Individual Accounts. If You are a Participant, contact Your Plan Administrator/Trustee or Your employer regarding whether the Market Value Adjustment will affect a Participant's Individual Account when the Contract is terminated. The Company does not assess Market Value Adjustment charges against the Separate Account, and the Market Value Adjustment assessed will never exceed the amount allocated to the Registered Fixed Account Option. Under the terms of the Contract We reserve the right to terminate when a Participant’s Individual Account is less than an amount stated in Your Contract and Purchase Payments have not been made for at least two years.
If the Contract is discontinued because of Plan Termination due to the dissolution or liquidation of the employer under US Code Title 11 procedures, the Market Value Adjustment will not apply and the Cash Surrender Value will be distributed directly to the employees entitled to share in such distributions pursuant to the Plan. Distribution may be in the form of cash payments, annuity options or deferred annuities. This provision does not apply to Plans established under Section 457 of the Code.
We will not terminate a Contract that includes a guaranteed death benefit if at the time the termination would otherwise occur the guaranteed amount under any death benefit is greater than the Cash Value. For all other Contracts, We reserve the right to exercise this termination provision, subject to obtaining any required regulatory approvals. We will not exercise this provision under Contracts issued in New York. However, if You are the Participant and the Plan determines to terminate the Contract at a time when You (the Participant) have a guaranteed amount under any death benefit that is greater than the Cash Value, You (the Participant) forfeit any guaranteed death benefit You (the Participant) have accrued under the death benefit upon termination of the Contract.
If the Contract Owner requests a full surrender of the Contract or of all the Cash Value held in the Registered Fixed Account Option for reasons other than discussed above, or if the Company discontinues the Contract (in all states other than New York and in New York, if issued prior to April 30, 2007), the Company will determine the Market Adjusted Value of the Registered Fixed Account Option. For Contracts issued in New York on or after April 30, 2007 and prior to January 1, 2014, We will pay the Contract Owner the Cash Value of the Registered Fixed Account Option without application of the Market Value Adjustment if the Company discontinues the Contract. We are not applying the Market Value Adjustment to the Unallocated Group Variable Annuity Contract.

Market Value Adjustment
Market Adjusted Values are based on a Plan’s Cash Value in the Registered Fixed Account Option. The Plan will determine any application of a Market Value Adjustment to a Participant’s Individual Account. If You are a Participant, contact Your Plan Administrator/Trustee or Your employer regarding whether the Market Value Adjustment will affect a Participant's Individual Account when the Contract is terminated.
The amount payable to the Contract Owner if a Contract is discontinued may be increased or decreased by the application of the Market Value Adjustment formula to the Cash Value in the Registered Fixed Account Option. Generally, if interest rates increase from the time that Purchase Payments are originally allocated to the Registered Fixed Account Option to the time that the Contract is discontinued, one could expect the Market Value Adjustment to be negative. If interest rates decrease in that time period, one could expect the Market Value Adjustment to be positive. The formula is the following:
Market Adjusted Value = Cash Value × (1 + RO)5 /(1 + R1 + .0025†)5
Where:
RO is the weighted average of all interest rates credited to all amounts in the Registered Fixed Account Option at the time of termination, and
R1 is the interest rate credited on new deposits for this class of Contracts at the time of termination.
†
25 basis points is the margin to cover liquidating the specific level of assets when a Market Adjusted Value calculation is triggered. The rate is set by the underlying Contract as part of the overall market adjustment formula.
The Market Adjusted Value will be greater than the Cash Value when the weighted average interest rate credited to the Contract is more than 0.25% (0.0025) higher than the credited rates on new deposits. The Market Adjusted Value will be less than the Cash Value when the weighted average interest rate credited to the Contract is less than 0.25% (0.0025) higher than the credited rates on new deposits.
Example of Negative Market Adjusted Value:
A negative Market Adjusted Value results when credited interest rates are higher on new deposits than the weighted average interest rate credited to the Contract.
Assume new deposits are crediting 4.50%, and the weighted average interest rate credited to the Contract is 4.00%. The Cash Value at the time of discontinuance is $100,000.
The Market Adjusted Value would be
$96,470.95 = $100,000 * (1+0.04)5 /(1+0.045+0.0025)5
Example of Positive Market Adjusted Value:
A positive Market Adjusted Value generally results when credited interest rates are lower on new deposits than the weighted average interest rate credited to the Contract.
Assume new deposits are credited 4.50%, and the weighted average interest rate credited to the Contract is 5.00%. The Cash Value at the time of discontinuance is $100,000.
The Market Adjusted Value would be
$101,199.03 = $100,000 * (1+0.05)5 /(1+0.045+0.0025)5
For Contracts Issued in Every State Except New York And Connecticut:
If, as of the date of discontinuance, the Market Adjusted Value is less than the Cash Value of the Registered Fixed Account Option, the Contract Owner may select one of the payment methods described below:
1)
The Market Adjusted Value (less any applicable sales charge) in one lump sum within 60 days of the date of discontinuance, or
2)
The Cash Surrender Value of the Registered Fixed Account Option in installments over a 5-year period. The amount deducted on surrender, if any, is determined as of the date of discontinuance, and will apply to all installment payments. Interest will be credited to the remaining Cash Value of the Registered Fixed Account

Option during this installment period at a fixed effective annual interest rate of not less than the minimum rate permitted under state law. The first payment will be made no later than 60 days following the Contract Owner’s request for surrender or Our written notification of Our intent to discontinue the Contract. The remaining payments will be mailed on each anniversary of the discontinuance for four years. During that period, no additional surrenders are allowed.
If, as of the date of discontinuance, the Market Adjusted Value is greater than the Cash Value of the Registered Fixed Account Option, the Contract Owner may select one of the payment methods as described below:
1.
The Cash Surrender Value of the Registered Fixed Account Option, in one lump sum within 60 days of the date of discontinuance, or
2.
The Cash Value of the Registered Fixed Account Option in installments over a 5-year period. Interest will be credited to the remaining Cash Value of the Registered Fixed Account Option during this installment period at a fixed effective annual interest rate of not less than the minimum rate permitted under state law. The first payment will be made no later than 60 days following the Contract Owner’s request for surrender or Our written notification of Our intent to discontinue the Contract. The remaining payments will be mailed on each anniversary of the discontinuance for four years. During that period, no additional surrenders are allowed.
For Contracts Issued in Connecticut as of the close of the New York Stock Exchange on October 4, 2013 and thereafter:
If, as of the date of discontinuance, the Market Adjusted Value is less than the Cash Value of the Registered Fixed Account Option and R1 is greater than R0, We will pay the Contract Owner, in a lump sum, the Market Adjusted Value of the Registered Fixed Account Option less amounts deducted upon surrender within 60 days of the date of discontinuance.
If, as of the date of discontinuance, the Market Adjusted Value is less than the Cash Value of the Registered Fixed Account Option and R1 is less than or equal to R0, We will pay the Contract Owner the Cash Value of the Registered Fixed Account Option in installments over a 5-year period. Interest will be credited to the remaining Cash Value of the Registered Fixed Account Option during this installment period at a fixed effective annual interest rate not less than the minimum rate permitted under Connecticut state law. The first payment will be made no later than 60 days following the Contract Owner’s request for surrender or Our written notification of Our intent to discontinue the Contract. The remaining payments will be mailed on each anniversary of the discontinuance date for four years. During that period, no additional surrenders are allowed.
If, as of the date of discontinuance, the Market Adjusted Value is greater than or equal to the Cash Value of the Registered Fixed Account Option, We will pay the Contract Owner the Cash Value of the Registered Fixed Account Option in installments over a 5-year period. Interest will be credited to the remaining Cash Value of the Registered Fixed Account Option during this installment period at a fixed effective annual interest rate not less than the minimum rate permitted under Connecticut state law. The first payment will be made no later than 60 days following the Contract Owner’s request for surrender or Our written notification of Our intent to discontinue the Contract. The remaining payments will be mailed on each anniversary of the discontinuance date for four years. During that period, no additional surrenders are allowed.
Allocated Contracts Issued in New York Prior to April 30, 2007:
If the Market Adjusted Value is less than the Cash Value of the Registered Fixed Account Option as of the date of discontinuance, We will pay You the Market Adjusted Value, less any amounts deducted on surrender, less any loans outstanding in one lump sum. This amount will never be less than 90% of the Cash Value of the Registered Fixed Account Option, less any outstanding loans as of the date of discontinuance. We may defer payment of this amount for up to six months from the date of discontinuance. If a payment is deferred more than 10 working days from the date of discontinuance, We will credit interest during the deferred period in the same manner as described in Your Contract.

If the Market Adjusted Value is greater than the Cash Value of the Registered Fixed Account Option as of the date of discontinuance, We will pay the Cash Surrender Value of the Registered Fixed Account Option as of the date of discontinuance in one lump sum. We may defer payment of this amount for up to six months from the date of discontinuance. If a payment is deferred more than 10 working days from the date of discontinuance, We will credit interest during the deferred period in the same manner as described in Your Contract.
Unallocated Contracts Issued in New York Prior to April 30, 2007:
You may select either of the following methods of payout:
a)
Lump Sum Payment Option. If the Market Adjusted Value is less than the Cash Value of the Registered Fixed Account Option as of the date of the discontinuance, We will pay You the Market Adjusted Value, less any amounts deducted on surrender, in one lump sum within 60 days of the date of discontinuance. If the Market Adjusted Value is greater than the Cash Value of the Registered Fixed Account Option as of the date of discontinuance, We will pay You the Cash Surrender Value of the Registered Fixed Account Option within 60 days of the date of discontinuance.
b)
Installment Payment Option. We will pay You the Cash Value of the Registered Fixed Account Option in installments over a 5-year period. Interest will be credited to the remaining Cash Value of the Registered Fixed Account Option during this installment period at a fixed effective annual interest rate of not less than 1.5% below the net effective rate being credited to the Contract on the date of discontinuance. The first payment will be made no later than 60 days following Our mailing the written notice to You at the most current address available on the Company’s records. The remaining payments will be mailed on each anniversary of the discontinuance date for 4 years. Allowable distributions shown on the Contract specifications page are not permitted during the 5-year installment period.
For Contracts Issued in New York on or after April 30, 2007 and prior to January 1, 2014:
Except Gold Track Select Allocated Contracts issued to non-ERISA 403(b) Plans and Governmental 457 Plans Subject to the New York State Deferred Compensation Board Rules and Regulations:
Upon discontinuance, the Contract Owner may select one of the payment methods described below:
a)
Lump Sum Payment Option. We will pay You the Market Adjusted Value, less any amounts deducted on surrender, less any loans outstanding in one lump sum within 60 days of the date of discontinuance. We may defer the payment for this amount for up to six months from the date of discontinuance. If a payment is deferred more than 10 working days from the date of discontinuance, interest will continue to be earned during the deferred period in the same manner as described in the Contract; or
b)
Installment Payment Option. We will pay You the Cash Value of the Registered Fixed Account Option in installments over a 5 year period. Interest will be credited to the remaining Cash Value of the Registered Fixed Account Option during this installment period at a fixed effective annual interest rate of not less than 1.5% below the net effective rate being credited to the Contract on the date of discontinuance. The first payment will be made no later than 60 days following the Company’s mailing of the written notice of Contract discontinuance to the Contract Owner at the most current address available on the Company’s records. The remaining payments will be mailed on each anniversary of the discontinuance date for 4 years. Allowable distributions shown on the Contract specifications page are not allowed during the 5 year installment period.
Gold Track Select Allocated Contracts issued to non-ERISA 403(b) Plans in New York on or after April 30, 2007 and prior to January 1, 2014:
The Participants will choose one of the two payment methods (Lump Sum Payment Option or Installment Payment Option) described above.
The formula used in connection with these non-ERISA 403(b) Plans is exactly the same as described above except that the total surrender charge and Market Value Adjustment will not exceed 10% of the Cash Value of the Registered Fixed Account Option. Additionally on or after the 10th Certificate Year, the Market Value will equal the Cash Value.

For all non-ERISA 403(b) Plans, the Contract Owner must provide notice to, and receive consent from, Participants under the Contract for this distribution. If consent is not obtained and if the Contract has been issued to a non-ERISA 403(b) Plan, We will not accept any additional Purchase Payments under the Contract or issue new  Certificates, but Certificates under the Contract will continue.
Gold Track Select Contracts issued to Governmental 457 Plans Subject to the New York State Deferred Compensation Board Rules and Regulations on or after April 30, 2007 and prior to January 1, 2014:
We will pay the Cash Value of the Registered Fixed Account Option in one lump sum to the Contract Owner, or Participant if so authorized, no later than 30 days following the date of discontinuance. If We defer payment for 10 working days or more, interest will continue to be earned during the deferred period at the rate required by law or at the rate currently being credited under this Contract, whichever is greater. No surrender charges nor Market Adjusted Value will be assessed against the Beneficiary of the Registered Fixed Account Option if the Contract is discontinued.
Loans
Section 403 (b) Collateralized Loans
If Your employer's Plan and TSA Contract permits loans, such loans will be made only from any Registered Fixed Account Option value and only up to certain limits. In that case, We credit Your Registered Fixed Account Option value up to the amount of the outstanding loan balance with a rate of interest that is less than the interest rate We charge for the loan. For loans not subject to ERISA, the maximum loan interest rate is 7.4% per year. For loans subject to ERISA, the maximum loan interest will not exceed the greater of (i) a current Moody's Corporate Bond Yield Average or similar average stated in Your Contract, or (ii) the rate used to compute the Cash Surrender Value under the Registered Fixed Account Option (see "Surrenders - Market Value Adjustment") plus 1% per annum.
The Code and applicable income tax regulations limit the amount that may be borrowed from Your Contract and all of Your employer Plans in the aggregate and also require that loans be repaid, at a minimum, in scheduled level payments over a proscribed term.
Your employer's Plan and Contract will indicate whether loans are permitted.  The terms of the loan are governed by the Contract and loan agreement.  Failure to satisfy loan limits under the Code or to make any scheduled payments according to the terms of Your loan agreement and federal tax law could have adverse tax consequences.  Consult Your tax adviser and read Your loan agreement and Contract prior to taking any loan.
Annuity Period
We will normally make Annuity Payments within fifteen business days after We receive a settlement claim, or any other later specified date. Subsequent payments will be made periodically on the anniversaries of the first payment.
The variable annuity Contract prospectus describes more fully the Annuity Period and annuity options under the Contracts. Please note, however, that annuitization is irrevocable; once fixed Annuity Payments have begun, the annuity benefit cannot be surrendered for a lump sum settlement.
Restrictions on Financial Transactions
Federal laws designed to counter terrorism and prevent money laundering might, in certain circumstances, require Us to block a Contract Owner’s ability to make certain transactions and thereby refuse to accept any request for transfers, withdrawals, surrenders, or death benefits, until instructions are received from the appropriate regulator. We may also be required to provide additional information about You and Your Contract to government regulators.
Misstatement
We may require proof of age of the Contract Owner, Beneficiary or Annuitant before making any payments under this Contract that are measured by the Contract Owner’s, Beneficiary’s or Annuitant’s life. If the age of the measuring life has been misstated, the amount payable will be the amount that would have been provided at the correct age.
Once Annuity Payments have begun, any underpayments or overpayments will be deducted from or added to the payment or payments made after the adjustment. In certain states, We are required to pay interest on any underpayments.

Transfers

The charges for transfers are described in the group variable annuity Contract prospectus which accompanies this prospectus. No surrender charges or Market Value Adjustment apply when a transfer is made.
No transfers are allowed between the Registered Fixed Account Option and any Competing Fund.
Where permitted by state law, We reserve the right to restrict transfers from the Separate Account Options in a Brighthouse Retirement Account Contract and the Gold Track Select Contract into the Registered Fixed Account Option whenever the credited interest rate on the Registered Fixed Account Option is equal to the minimum Guaranteed Interest Rate specified under Your Contract.
Transfers from the Registered Fixed Account Option
The Contract Owner may transfer amounts in the Registered Fixed Account Option to one or more of the Separate Account Options subject to the Competing Fund restrictions described in Your Contract. All transfers will be made on a last-in, first-out basis. That is, the money most recently deposited or transferred into the Registered Fixed Account Option will be transferred or surrendered first.
Amounts previously transferred from the Registered Fixed Account Option to the Separate Account Options may not be transferred back to the Registered Fixed Account Option or any Competing Fund for a period of at least 3 months from the date of the transfer. The Company may eliminate this restriction in circumstances where Guaranteed Interest Rates on the Registered Fixed Account Option are declared and credited on a quarterly basis.
We reserve the right to limit transfers from this Contract in any calendar year to 20% of the Contract/Certificate Cash Value in the Registered Fixed Account Option as of the end of the preceding Contract/Certificate Year. If transfers are limited in any calendar year to 20% of the Contract/Certificate Cash Value, it is important to note that it will take over 10 years (assuming no additional Purchase Payments or transfers into the Contract/Certificate and discounting any accrued interest) to make a complete transfer of Your balance from the Contract/Certificate because of the transfer allowance restriction indicated above. This is because the 20% transfer allowance is based on a declining Cash Value in the Contract/Certificate rather than withdrawals based upon a fixed number of years. For example (based on the assumptions above), if Your initial Cash Value in the Contract/Certificate is $100, the 20% transfer allowance only allows You to transfer up to $20 that Contract/Certificate Year. If You transfer the maximum transfer allowance that Contract/Certificate Year, You may only transfer up to $16 the following Contract/Certificate Year based on the 20% transfer allowance of the $80 Cash Value remaining in the Contract/Certificate for such Contract/Certificate Year. It is important to consider when deciding to invest in the Contract/Certificate whether this 20% transfer allowance restriction fits Your risk tolerance and time horizon. (See also “Surrenders.”)
Transfers to the Registered Fixed Account Option
Brighthouse Retirement Account Contracts
The Contract Owner may transfer amounts in the Separate Account Options to the Registered Fixed Account Option subject to the Competing Fund restrictions described in Your Contract. In addition, amounts previously transferred from a Competing Fund to a Separate Account Option which is not a Competing Fund may not be transferred to the Registered Fixed Account Option for a period of at least 3 months from the date of transfer.
If the Contract Owner selects the optional death benefit and credit endorsement under the Contract, the following additional restrictions apply:
•
Purchase Payments allocated to a Separate Account Option which is not a Competing Fund may not be transferred to the Registered Fixed Account Option for a period of at least 3 months from the date of the Purchase Payment.
•
If a Purchase Payment has been made within the last five Contract/Certificate Years, transfers from the Separate Account Options to this Contract may not exceed 20% per year of the Contract/Certificate Value in the Separate Account Options on the Contract/Certificate anniversary. It is important to note that it will take over 10 years (assuming no additional Purchase Payments or transfers into the Separate Account and increases or decreases due to investment experience) to make a complete transfer of Your balance from the Separate Account to the Contract/Certificate because of the transfer allowance restriction indicated above. This is because the 20% transfer allowance is based on a declining Cash Value in the Separate Account rather than withdrawals based upon a fixed number of years. For example (based on the assumptions above), if Your initial Cash Value in the Separate Account is $100, the 20% transfer allowance only allows You to transfer up to $20 that Contract/Certificate Year. If You transfer the maximum transfer allowance that Contract/Certificate Year, You may only transfer up to $16 the following Contract/Certificate Year based on the 20% transfer allowance of the $80 Cash Value remaining in the Separate Account for such Contract/Certificate Year. It is important to consider when deciding to invest in the Separate Account whether this 20% transfer allowance restriction fits Your risk tolerance and time horizon.
Gold Track, Gold Track Select, Unallocated Group Variable Annuity and Brighthouse Retirement Perspectives Contracts
Values held in a Separate Account Option may be transferred to the Registered Fixed Account Option at any time subject to any Competing Fund restrictions which may apply.
Investments by the Company

We must invest Our assets according to applicable state law regarding the nature, quality and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. All General Account assets of the Company would be available to meet the Company’s guarantee under the Registered Fixed Account Option. The proceeds from the Registered Fixed Account Option will become part of the Company’s general assets and are available to fund the claims of all classes of customers of the Company.
In establishing Declared Interest Rates, the Company will consider the yields available on the instruments in which it intends to invest the amounts directed to the Registered Fixed Account Option. The current investment strategy for the Contracts is to invest in investment-grade fixed income securities, including public bonds, privately placed bonds, and mortgages, some of which may be zero coupon securities. While this generally describes Our investment strategy, We are not obligated to follow any particular strategy except as may be required by federal and state laws.
Annual Statement

At the end of each calendar year, You will receive a statement that will show:
•
Your Cash Value as of the end of the preceding year;
•
all transactions regarding Your Contract during the year;
•
Your Cash Value at the end of the current year; and
•
the interest credited to Your Contract.
Amendment of the Contracts

We reserve the right to amend the Contracts to comply with applicable federal or state laws or regulations. We will notify You in writing of any such amendments.
Distribution of the Contracts

Brighthouse Securities, LLC ("Brighthouse Securities") is the principal underwriter and distributor of the securities offered through this prospectus. Both the Company and Brighthouse Securities are indirect, wholly-owned subsidiaries of Brighthouse Financial. Brighthouse Securities, which is Our affiliate, also acts as the principal underwriter and distributor of some of the other variable annuity Contracts and Variable life insurance policies We and Our affiliated companies issue. We reimburse Brighthouse Securities for expenses Brighthouse Securities incurs in distributing the Contracts (e.g. commissions payable to retail broker-dealers who sell the Contracts). Brighthouse Securities does not retain any fees under the Contracts.

Brighthouse Securities' principal executive offices are located at 11225 North Community House Road, Charlotte, NC 28277. Brighthouse Securities is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (“Exchange Act”), as well as the securities commissions in the states in which it operates, and is a member of the Financial Industry Regulatory Authority (“FINRA”). FINRA provides background information about broker-dealers and their registered representatives through FINRA BrokerCheck. You may contact the FINRA BrokerCheck Hotline at 1-800-289-9999, or log on to www.finra.org. An investor brochure that includes information describing FINRA BrokerCheck is available through the Hotline or on-line.
The Contracts are sold through unaffiliated broker-dealers under the Exchange Act and members of FINRA. The Contracts may also be sold through the mail, the Internet or by telephone. The Company no longer actively offers the Contracts to new purchasers, but it continues to accept Participants from existing Contracts and Purchase Payments from existing Contract Owners and Plan Participants.
There is no front-end sales load deducted from Purchase Payments to pay sales commissions. Brighthouse Securities pays compensation based upon a ‘gross dealer concession' model. The maximum gross dealer concession is 5% of each Purchase Payment. The gross dealer concession applies each year the Contract is in force and, starting in the second Contract Year, is a maximum of 1% of the Contract value each year that the Contract is in force for servicing the Contract. Gross dealer concession may also be credited when the Contract is annuitized. The amount of gross dealer concession credited upon annuitization depends on several factors, including the number of years the Contract has been in force.
We may make payments to Brighthouse Securities that may be used for its operating and other expenses, including the following sales expenses: compensation and bonuses for Brighthouse Securities’ management team and other expenses of distributing the Contracts. Brighthouse Securities’ management team and financial representatives also may be eligible for non-cash compensation items that We may provide jointly with Brighthouse Securities. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, merchandise and other similar items. Broker-dealers pay their financial representatives all or a portion of the commissions received for their sales of the Contracts. Some firms may retain a portion of commissions. The amount that the broker-dealer passes on to its financial representatives is determined in accordance with its internal compensation programs. Those programs may also include other types of cash and non-cash compensation and other benefits. Financial representatives of these selling firms may also receive non-cash compensation pursuant to their firm’s guidelines, directly from Us or the distributor. We and Our affiliates may also provide sales support in the form of training, sponsoring conferences, defraying expenses at vendor meetings, providing promotional literature and similar services. An unaffiliated broker-dealer or financial representative of an unaffiliated broker-dealer may receive different compensation for selling one product over another and/or may be inclined to favor one product provider over another product provider due to differing compensation rates. Ask Your financial representative (where applicable) from the unaffiliated broker-dealer for further information about what he or she and the broker-dealer for which he or she works may receive in connection with Your purchase of a Contract.
From time to time, We pay organizations, associations and non-profit organizations fees to sponsor Our variable annuity Contracts. We may also obtain access to an organization’s members to market Our variable annuity Contracts. These organizations are compensated for their sponsorship of Our variable annuity Contracts in various ways. Primarily, they receive a flat fee from Us. We also compensate these organizations by funding of their programs, scholarships, events or awards, such as a principal of the year award. We may also lease their office space or pay fees for display space at their events, purchase advertisements in their publications or reimburse or defray their expenses. In some cases, We hire organizations including, for example, Metropolitan Life Insurance Company or MetLife Securities, Inc., with whom We were previously affiliated, to perform administrative and enrollment services for Us, for which they are paid a fee which may be based upon a percentage of the account balances their members hold in the Contract. We also may retain finders and consultants to introduce Us to potential clients and for establishing and maintaining relationships between Us and various organizations. The finders and consultants are primarily paid flat fees and may be reimbursed for their expenses. We or Our affiliates may also pay duly licensed individuals associated with these organizations cash compensation for the sales of the Contracts.
Additional Compensation for Selected Selling Firms. Brighthouse Securities has entered into distribution arrangements with certain selected unaffiliated selling firms. Under these arrangements Brighthouse Securities may pay additional compensation to selected selling firms, including marketing allowances, introduction fees, persistency payments, preferred status fees and industry conference fees. Marketing allowances are periodic payments to certain selling firms, the amount of which may be an annual flat fee or, in many cases, depends on cumulative periodic (usually quarterly) sales of Our insurance Contracts (including the Contracts) and may also depend on meeting thresholds in the sale of certain of Our insurance Contracts (other than the Contracts). They may also include payments We make to cover the cost of marketing or other support services provided for or by registered representatives who may sell Our products. Introduction fees are payments to selling firms in connection with the addition of Our products to the selling firm’s line of investment products, including expenses relating to establishing the data communications systems necessary for the selling firm to offer, sell and administer Our products. Persistency payments are periodic payments based on account values of Our insurance Contracts (including Account Values of the Contracts) or other persistency standards. Preferred status fees are paid to obtain preferred treatment of the Contracts in selling firms’ marketing programs, which may include marketing services, participation in marketing meetings, listings in data resources and increased access to their financial representatives. Industry conference fees are amounts paid to cover in part the costs associated with sales conferences and educational seminars for selling firms’ financial representatives. We and Brighthouse Securities have entered into such distribution agreements with unaffiliated selling firms identified on Our website.
The additional types of compensation discussed above are not offered to all selling firms. The terms of any particular agreement governing compensation may vary among selling firms and the amounts may be significant. The prospect of receiving, or the receipt of, additional compensation as described above may provide selling firms and/or their financial representatives with an incentive to favor sales of the Contracts over other annuity Contracts (or other investments) with respect to which selling firm does not receive additional compensation, or lower levels of additional compensation. You may wish to take such payment arrangements into account when considering and evaluating any recommendation relating to the Contracts. For more information about any such additional compensation arrangements, ask Your financial representative (where applicable).
Federal Tax Considerations

Taxation of the Company
The Company is taxed as a life insurance company under Part I of Subchapter L of the Code. The assets underlying the Registered Fixed Account Option under the Contracts will be owned by the Company. The income earned on such assets will be the Company’s income.
Information Regarding the Contracts
Tax information regarding the Contracts/Certificates and distributions is briefly described in the accompanying Contract prospectus.
Abandoned Property Requirements

Abandoned Property Requirements
Every state has unclaimed property laws that generally declare non-ERISA annuity Contracts to be abandoned after a period of inactivity of three to five years from the Contract’s Maturity Date, the date the death benefit is due and payable, or such other date as required by state law. Contracts purchased through certain qualified plans, including IRAs and Roth IRAs, may be subject to special or additional abandoned property rules under state law.  For example, if the payment of a death benefit has been triggered, but, if after a thorough search, We are still unable to locate the Beneficiary of the death benefit, or the Beneficiary does not come forward to claim the death benefit in a timely manner, the death benefit will be paid to the abandoned property division or unclaimed property office of the state in which the Beneficiary or You last resided, as shown on Our books and records, or to Our state of domicile.  (Escheatment is the formal, legal name for this process.)  However, the state is obligated to pay the death benefit (without interest) if Your Beneficiary steps forward to claim it with the proper documentation.  To prevent Your Contract’s proceeds from being paid to the state abandoned or unclaimed property office, it is important that You update Your Beneficiary designations, including addresses, if and as they change.  Please call 1-888-243-1932 to make such changes.

Information Incorporated by Reference

Under the Securities Act of 1933, the Company has filed with the SEC a registration statement (the “Registration Statement”) relating to the Registered Fixed Account Option offered by this prospectus. This prospectus has been filed as a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits and reference is hereby made to such Registration Statement and exhibits for further information relating to the Company and the Registered Fixed Account Option.
We incorporate by reference the Company's Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 29, 2024 via EDGAR File No. 033-03094. The Annual Report contains additional information about the Company, including audited financial statements for the Company's latest fiscal year. In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the termination of the offering, are also incorporated by reference into this prospectus. We are not incorporating by reference any documents or information deemed to have been furnished instead of filed under SEC rules, such as current reports on Form 8-K furnished under Item 2.02 or Item 7.01.
If requested, the Company will furnish, without charge, a copy of any and all of the reports or documents that have been incorporated by reference into this prospectus. You may direct Your requests to Brighthouse Life Insurance Company, 11225 North Community House Road, Charlotte, NC 28277. The telephone number is (833)-208-3018. You may also access the incorporated reports and other documents at www.brighthousefinancial.com.
The Company files periodic reports as required under the Exchange Act (including Form 10-K, 10-Q and 8-K). You may also read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.
Experts

Legal matters in connection with federal laws and regulations affecting the issue and sale of the Contracts described in this prospectus and the organization of the Company, its authority to issue such Contracts under Delaware law and the validity of the forms of the Contracts under Delaware law have been passed on by legal counsel for the Company.
Independent Registered Public Accounting Firm
The financial statements of Brighthouse Life Insurance Company incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

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Appendix A

What You Need To Know If You Are A Texas Optional Retirement Program Participant
If You are a Participant in the Texas Optional Retirement Program, Texas law permits Us to make withdrawals on Your behalf only if You die, retire or terminate employment in all Texas institutions of higher education, as defined under Texas law. Any withdrawal You ask for requires a written statement from the appropriate Texas institution of higher education verifying Your vesting status and (if applicable) termination of employment. Also, We require a written statement from You that You are not transferring employment to another Texas institution of higher education. If You retire or terminate employment in all Texas institutions of higher education or die before being vested, amounts provided by the state’s matching contribution will be refunded to the appropriate Texas institution. We may change these restrictions or add others without Your consent to the extent necessary to maintain compliance with the law.
A-1

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following is an itemized list of the estimated expenses to be incurred in connection with the securities being offered:
Accountant’s Fees and Expenses: $3,710
Legal Fees and Expenses: $9,000
Printing Expenses: $570
Registration Fee: $0
Item 15. Indemnification of Directors and Officers
Pursuant to applicable provisions of the Registrant’s by-laws or internal corporate policies adopted by the Registrant or its ultimate parent, the directors, officers and other controlling persons of the Registrant who are made or threatened to be made a party to an action or proceeding, may be eligible to obtain indemnification against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred as a result of such action or proceeding. Under the principal underwriting agreement between the Registrant and the Underwriter, the parties have agreed to indemnify each other against certain liabilities and expenses from legal proceedings arising out of the Underwriter’s distribution of the Contracts. The Registrant also maintains insurance policies insuring its directors and officers against certain liabilities they may incur in their capacity as such.
Item 16. Exhibits
Exhibit
Number
Description
1(a).
Principal Underwriting and Distribution Agreement between Brighthouse Life Insurance Company and Brighthouse Securities, LLC (effective 3-6-17). (Filed as Exhibit 1(a) with Registration Statement No. 333-218126 on Form S-3 on May 19, 2017 and incorporated herein by reference.)
1(b).
Distribution and Principal Underwriting Agreement (effective November 24, 2009). (Filed as Exhibit 1(b) with Registration Statement No. 333-207091 on Form S-3 on December 9, 2015 and incorporated herein by reference.)
1(c).
Amendment to Distribution and Principal Underwriting Agreement (dated August 14, 2014). (Filed as Exhibit 1(c) with Registration Statement No. 333-207091 on Form S-3 on December 9, 2015 and incorporated herein by reference.)
1(d).
Amendment No. 2 to Distribution and Principal Underwriting Agreement (dated December 7, 2015). (Filed as Exhibit 1(d) with Registration Statement No. 333-208664 on Form S-3 on December 21, 2015 and incorporated herein by reference.)
1(e).
Principal Underwriting and Distribution Agreement between Brighthouse Life Insurance Company and Brighthouse Securities, LLC (effective 3-6-17). Filed as Exhibit 1(a) with Registration Statement No. 333-218126 on Form S-3 on May 19, 2017 and incorporated herein by reference.)
1(f).
Form of Brighthouse Securities, LLC Sales Agreement (7-19 NY). (Filed as Exhibit 1(c) with Registration Statement No. 333-268427 on Form S-3/A on March 2, 2023 and incorporated herein by reference.)
2(a).
Agreement and Plan of Merger dated as of October 20, 2006. (Incorporated herein by reference to Exhibit 1(a) to the Registration Statement on Form S-1, File No. 333-138472 filed on November 7, 2006.)
2(b).
Resolution of Board of Directors of MetLife Insurance Company of Connecticut (including Agreement and Plan of Merger). (Incorporated herein by reference to Exhibit 1(b) to the Registration Statement on Form S-1, File No. 333-147911 filed on December 7, 2007.)

Exhibit
NumberDescription
2(c).
Resolution of Board of Directors of MetLife Insurance Company of Connecticut (including Certificate of Conversion, Certificate of Incorporation and Certificate of Redomestication from Connecticut). (Incorporated herein by reference to Exhibit 2(c) to the Registration Statement on Form S-3, File No. 333-201857, filed on February 4, 2015.)
4.
Contracts. (Incorporated herein by reference to Exhibit 4 to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-58809, filed November 3, 1998.)
4(a).
Company Name Change Endorsement. (Incorporated herein by reference to Exhibit 4(c) to Post-Effective Amendment No. 14 to the Registration Statement on Form N-4, File Nos. 033-65343/811-07465 filed April 6, 2006.)
4(a)(i).
Company Name Change Endorsement (6-E120-14). (Incorporated herein by reference to Exhibit 4(a)(i) to the Registration Statement on Form S-3, File No. 333-201857, filed on February 4, 2015.)
4(b).
Merger Endorsement (6-E48-07) (December 7, 2007). (Incorporated herein by reference to Exhibit 4(b) to the Registration Statement on Form S-1, File No. 333-147911 filed on December 7, 2007.)
4(c).
Roth 401 Endorsement. (Incorporated herein by reference to Exhibit 4(d) to Post-Effective Amendment No. 14 to The Travelers Fund ABD for Variable Annuities to the Registration Statement on Form N-4, File Nos. 033-65343/811-07645 filed April 6, 2006.)
4(c)(i).
Roth 403(b) Endorsement. (Incorporated herein by reference to Exhibit 4(e) to Post-Effective Amendment No. 14 to The Travelers Fund ABD for Variable Annuities to the Registration Statement on Form N-4, File Nos. 033-65343/811-07465 filed April 6, 2006.)
4(d).
Fixed Account Rider, Form L-14638Ed — 1-96. (Certain unified plans under Section 401 of the Code). (Incorporated herein by reference to Exhibit 4(d) to the Registration Statement on Form S-1, File No. 333-147911 filed April 9, 2008).
4(e).
Fixed Account Rider, Form L-22155A Ed — 9-06 (all markets). (Incorporated herein by reference to Exhibit 4(e) to the Registration Statement on Form S-1, File No. 333-147911 filed April 9, 2008).
4(f).
Fixed Account Rider, Form L14708A Ed — 9-06 (all markets except non-ERISA 403(b) and 457 Gov’t plans subject to Deferred Comp Board Rules). (Incorporated herein by reference to Exhibit 4(f) to the Registration Statement on Form S-1, File No. 333-147911 filed April 9, 2008).
4(g).
Fixed Account Rider, Form L-22434 NYA Ed — 9-06 (for 457 Gov’t plans subject to Deferred Comp Board Rules). (Incorporated herein by reference to Exhibit 4(g) to the Registration Statement on Form S-1, File No. 333-147911 filed April 9, 2008).
4(h).
403(b) Nationwide Tax Sheltered Annuity Endorsement L-22487 (12/08). (Incorporated herein by reference to Exhibit 4(e) to Post-Effective Amendment No. 2 to MetLife of CT Separate Account Eleven for Variable Annuities Registration Statement on Form N-4, File No. 333-152189, filed April 6, 2010.)
4(i).
Name Change Endorsement Brighthouse Life Insurance Company (effective 3-6-17). 5-E132-16. (Incorporated herein by reference to Exhibit 4(i) to the Registrant’s Registration Statement on Form S-3, File No. 333-221620, filed on November 16, 2017.)
5.
Opinion and Consent of Counsel. (Filed herewith.)
8.
None.
12.
None.
15.
None.
23.
Consent of Independent Registered Public Accounting Firm. (Filed herewith.)

Exhibit
NumberDescription
24.
Powers of Attorney for Eric Steigerwalt, Myles Lambert, David A. Rosenbaum, Jonathan Rosenthal, Edward A. Spehar, Kristine Toscano, and Gianna H. Figaro-Sterling. (Filed herewith.)
25.
None.
26.
None.
107.
Filing Fee Table. (Filed herewith.)

Item 17. Undertakings
The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:
1.
To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:
i.
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
ii.
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and
iii.
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that Paragraphs 1.i, 1.ii, and 1.iii do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
5.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
6.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
7.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on April 8, 2024.
BRIGHTHOUSE LIFE INSURANCE COMPANY (Registrant)

By:	/s/ Donald A. Leintz
Donald A. Leintz, Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 8, 2024.
/s/ Eric Steigerwalt* Eric Steigerwalt	Chairman of the Board, President, Chief Executive Officer and a Director
/s/ Myles Lambert* Myles Lambert	Director
/s/ David A. Rosenbaum* David A. Rosenbaum	Director
/s/ Jonathan Rosenthal* Jonathan Rosenthal	Director
/s/ Edward A. Spehar* Edward A. Spehar	Director, Vice President and Chief Financial Officer
/s/ Kristine Toscano* Kristine Toscano	Vice President and Chief Accounting Officer
/s/ Gianna H. Figaro-Sterling* Gianna H. Figaro-Sterling	Vice President and Controller

*By:	/s/ Michele H. Abate
Michele H. Abate, Attorney-in-Fact, April 8, 2024
*
Brighthouse Life Insurance Company. Executed by Michele H. Abate, Esquire on behalf of those indicated pursuant to powers of attorney filed herewith.

INDEX TO EXHIBITS
5.
Opinion and Consent of Counsel
23.
Consent of Independent Registered Public Accounting Firm
24.
Powers of Attorney
107.
Filing Fee Table